UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 28, 2023

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Abbott held its Annual Meeting of Shareholders on April 28, 2023. The following is a summary of the matters voted on at that meeting.

(1)	The shareholders elected Abbott’s entire Board of Directors. The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number against, the number abstaining, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Robert J. Alpern, M.D.	1,300,233,845	40,999,800	2,550,022	179,678,846
Claire Babineaux-Fontenot	1,332,221,117	9,143,433	2,419,117	179,678,846
Sally E. Blount, Ph.D.	1,313,562,636	27,670,360	2,550,671	179,678,846
Robert B. Ford	1,237,921,513	98,282,136	7,580,018	179,678,846
Paola Gonzalez	1,328,031,021	13,237,327	2,515,319	179,678,846
Michelle A. Kumbier	1,317,451,283	23,688,351	2,644,033	179,678,846
Darren W. McDew	1,325,003,048	16,239,864	2,540,755	179,678,846
Nancy McKinstry	1,011,927,390	329,238,357	2,617,920	179,678,846
Michael G. O’Grady	1,334,239,902	7,000,568	2,543,197	179,678,846
Michael F. Roman	1,315,610,421	252,575,883	2,597,363	179,678,846
Daniel J. Starks	1,301,202,274	40,033,804	2,547,589	179,678,846
John G. Stratton	967,449,428	373,674,636	2,659,603	179,678,846

(2)	The shareholders ratified the appointment of Ernst & Young LLP as Abbott’s auditors. The number of shares cast in favor of the ratification of Ernst & Young LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,505,489,277	13,849,792	4,123,444	0

(3)	The shareholders approved the compensation of Abbott’s named executive officers listed in the proxy statement for the Annual Meeting, with 90.01 percent of the votes cast voting “For” the proposal. The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,209,481,630	126,986,023	7,316,014	179,678,846

(4)	The shareholders voted to approve Abbott’s Board of Directors’ recommendation that Abbott present shareholders with the opportunity to vote on the compensation awarded to its named executive officers annually, with 97.86 percent of the votes cast voting “1 Year” for the proposal. The shareholder vote is advisory and non-binding. The number of shares cast in favor of holding the vote annually, every two years or every three years, the number abstaining, and the number of broker non-votes were as follows::

Annual	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
1,315,122,068	2,786,024	20,535,518	5,340,057	179,678,846

(5)	The shareholders rejected a shareholder proposal to lower the ownership threshold for calling special meetings of shareholders, with 4.26 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
57,301,192	1,263,777,321	22,705,154	179,678,846

(6)	The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy that the Board Chairman be an independent director, with 30.46 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
409,310,217	929,751,192	4,722,258	179,678,846

(7)	The shareholders rejected a shareholder proposal that Abbott’s Board of Directors prepare a report, to be updated annually, disclosing Abbott’s lobbying policies, procedures, and expenditures, with 22.97 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
308,723,008	1,021,514,862	13,545,797	179,678,846

(8)	The shareholders rejected a shareholder proposal that Abbott’s Board of Directors adopt a policy that no financial performance metric shall be adjusted to exclude legal or compliance costs when evaluating performance for the purpose of senior executive compensation, with 14.44 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
194,062,534	1,143,000,240	6,720,893	179,678,846

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: May 2, 2023	By:	/s/ Robert E. Funck, Jr.
Robert E. Funck, Jr.
Executive Vice President, Finance and Chief Financial Officer